     As filed with the Securities and Exchange Commission on April 30, 1999

                                                            Registration No. ___
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NAVIGANT INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                           52-2080967
(State or other Jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

            84 Inverness Circle East, Englewood, Colorado 80112-5314
              (Address of Principal Executive Offices and Zip Code)

                       NAVIGANT INTERNATIONAL 401(k) PLAN
                              (Full title of plan)

                                 Edward S. Adams
          Chairman of the Board, Chief Executive Officer and President
                          Navigant International, Inc.
                            84 Inverness Circle East
                         Englewood, Colorado 80112-5314
                     (Name and address of agent for service)

                                 (303) 706-0800
          (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                            Attn: Mark D. Ebel, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                 Proposed                Proposed
Title of Securities to    Amount to be           maximum offering        maximum aggregate        Amount of
be registered             registered (1)         price per share         offering price           registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock              1,500,000              $ 6.33  (2)             $ 9,492,000              $ 2,638.78
(no par value)
------------------------------------------------------------------------------------------------------------------
Interests in the 401(k)   Indeterminate (3)            N/A                      N/A                    N/A
Plan
------------------------------------------------------------------------------------------------------------------

(1) The shares registered pursuant to this Registration Statement are purchased in the open market. Accordingly, the number of shares that is being registered is an estimate. This Registration Statement also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq National Market on April 28, 1999. No Fee is paid for the interests in the employee benefit plan described herein purusant to Rule 457(h).

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Navigant International 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this registration statement:

         (1) The Registrant's Annual Report on Form 10-K, filed pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the year ended December 27, 1998.

         (2) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since December 27, 1998.

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-47503) filed with the Commission on February 19, 1998, as amended.

         All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eight of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of the Registrant's Amended and Restated Certificate of Incorporation states that directors of the Registrant will not be liable to the Registrant or it stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the state of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         Article IV of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors (and those serving at the request of the Registrant as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, an no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Unless the Board of Directors of the Registrant otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.         Description.
-----------         ------------
4.1                 Amended and Restated Certificate of Incorporation,
                    incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (SEC
                    File No. 333-46539), as filed with the Commission on June 4,
                    1998.

4.2 Bylaws, incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the
                    Commission on June 4, 1998.

4.3                 Navigant International 401(k) Plan, as amended.

4.4                 Adoption Agreement for Navigant International 401(k)
                    Plan, as amended.


5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered hereby will be purchased in the open market.

23.1                Consent of Price Waterhouse LLP.


In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Code, the registrant hereby undertakes to cause the Plan and any amendments thereto to be submitted to the IRS in order to qualify the Plan and the registrant undertakes to cause all changes to be made which are required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 29, 1999.

                               NAVIGANT INTERNATIONAL, INC.

                               By: /S/ Edward S. Adams
                                   Edward S. Adams, Chairman, Chief Executive
                                   Officer and President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           DATE                NAME AND TITLE

           April 29, 1999      /s/ Edward S. Adams
                               -------------------
                               Edward S. Adams,
                               Director, Chairman of the Board,
                               Chief Executive Officer and President
                               (Principal Executive Officer)

           April 29, 1999      /s/ Robert C. Griffith
                               ----------------------
                               Robert C. Griffith,
                               Chief Financial Officer and Treasurer
                               (Principal Financial Officer and Principal
                               Accounting Officer)

           April 29, 1999      /s/ Eugene A. Over, Jr.
                               -----------------------
                               Eugene A. Over, Jr.,
                               General Counsel and Secretary

           April 29, 1999      /s/ Jonathan J. Ledecky
                               -----------------------
                               Jonathan J. Ledecky,
                               Director

           April 29, 1999      /s/ Vassilios Sirpolaidis
                               -------------------------
                               Vassilios Sirpolaidis,
                               Director

           April 29, 1999      /s/ Ned A. Minor
                               ----------------
                               Ned A. Minor,
                               Director

           April 29, 1999      /s/ D. Craig Young
                               ------------------
                               D. Craig Young,
                               Director



P

    Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Denver, State of Colorado, on April 29, 1999.

NAVIGANT INTERNATIONAL 401(k) PLAN

By:      /s/ Eugene A. Over, Jr.
         -----------------------------
         Eugene A. Over, Jr.,
         General Counsel and Secretary
         April 29, 1999

                                 EXHIBITS INDEX

Exhibit No.         Description.
-----------         ------------

4.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (SEC
                    File No. 333-46539), as filed with the Commission on June 4,
                    1998.

4.2 Bylaws, incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-46539), as filed with the
                    Commission on June 4, 1998.

4.3                 Navigant International 401(k) Plan, as amended.

4.4                 Adoption Agreement for the Navigant International 401(k)
                    Plan, as amended.

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered hereby will be purchased in the open market.

23.1                Consent of Price Waterhouse LLP.

